Exhibit 10.2


             BGS BONDABLE TRANSITION PROPERTY SERVICING AGREEMENT


                                    between


                        PSE&G TRANSITION FUNDING II LLC
                                    Issuer


                                      and


                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                   Servicer





                        Dated as of September 23, 2005





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                                               TABLE OF CONTENTS


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ARTICLE I  Definitions............................................................................................1

         Section 1.01.  Definitions...............................................................................1
         Section 1.02.  Other Definitional Provisions.............................................................1

ARTICLE II  Appointment and Authorization of Servicer.............................................................2

         Section 2.01.  Appointment of Servicer; Acceptance of Appointment........................................2
         Section 2.02.  Authorization.............................................................................2
         Section 2.03.  Dominion and Control over Transferred BGS Bondable Transition Property....................2

ARTICLE III  Billing Services.....................................................................................3

         Section 3.01.  Duties of Servicer........................................................................3
         Section 3.02.  Collection and Allocation of the BGS Transition Bond Charge...............................4
         Section 3.03.  Payment of TBC Collections................................................................4
         Section 3.04.  Servicing and Maintenance Standards.......................................................6
         Section 3.05.  Servicer's Certificates...................................................................7
         Section 3.06.  Annual Statement as to Compliance.........................................................7
         Section 3.07.  Annual Independent Certified Public Accountants' Report...................................7
         Section 3.08.  BGS Bondable Transition Property Documentation............................................8
         Section 3.09.  Computer Records; Audits of Documentation.................................................8
         Section 3.10.  Defending Transferred BGS Bondable Transition Property Against Claims.....................9
         Section 3.11.  Opinions of Counsel.......................................................................9

ARTICLE IV  Services Related to BGS Transition Bond Charge Adjustments...........................................10

         Section 4.01.  BGS Transition Bond Charge Adjustments...................................................10

ARTICLE V  The Servicer..........................................................................................10

         Section 5.01.  Representations and Warranties of Servicer...............................................10
         Section 5.02.  Indemnities of Servicer; Release of Claims...............................................12
         Section 5.03.  Merger or Consolidation of, or Assumption of the Obligations of, Servicer................14
         Section 5.04.  Assignment of Servicer's Obligations.....................................................15
         Section 5.05.  Limitation on Liability of Servicer and Others...........................................15
         Section 5.06.  PSE&G Not To Resign as Servicer..........................................................16
         Section 5.07.  Monthly Servicing Fee....................................................................16
         Section 5.08.  Servicer Expenses........................................................................16
         Section 5.09.  Subservicing.............................................................................16
         Section 5.10.  No Servicer Advances.....................................................................17
         Section 5.11.  Remittances..............................................................................17
         Section 5.12.  Protection of Title......................................................................17
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                               TABLE OF CONTENTS
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ARTICLE VI  Servicer Default.....................................................................................18

         Section 6.01.  Servicer Default.........................................................................18
         Section 6.02.  Notice of Servicer Default...............................................................19
         Section 6.03.  Waiver of Past Defaults..................................................................19
         Section 6.04.  Appointment of Successor.................................................................19
         Section 6.05.  Cooperation with Successor...............................................................20

ARTICLE VII  Miscellaneous Provisions............................................................................20

         Section 7.01.  Amendment................................................................................20
         Section 7.02.  Notices..................................................................................22
         Section 7.03.  Limitations on Rights of Others..........................................................22
         Section 7.04.  Severability.............................................................................22
         Section 7.05.  Separate Counterparts....................................................................23
         Section 7.06.  Headings.................................................................................23
         Section 7.07.  GOVERNING LAW............................................................................23
         Section 7.08.  Assignment to the Trustee................................................................23
         Section 7.09.  Nonpetition Covenants....................................................................23
         Section 7.10.  Termination..............................................................................23

ANNEX 1           TBC Adjustment Process and Reports--
                  PSE&G Transition Funding II LLC

APPENDIX A        Master Definitions

EXHIBIT A         Servicing Procedures
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         BGS BONDABLE TRANSITION PROPERTY SERVICING AGREEMENT, dated as of
September 23, 2005, by and between PSE&G TRANSITION FUNDING II LLC, a Delaware limited liability company, as issuer (the "Issuer"), and PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation ("PSE&G"), as the servicer of the BGS Bondable Transition Property hereunder (together with each successor to PSE&G (in the same capacity) pursuant to Section 5.03, 5.04 or 6.04, the "Servicer").

                             W I T N E S S E T H:


         WHEREAS the Servicer is willing to service the Transferred BGS Bondable Transition Property purchased from the Seller by the Issuer; and

         WHEREAS the Issuer, in connection with ownership of Transferred BGS Bondable Transition Property, desires to engage the Servicer to carry out the functions described herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01. Definitions. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in Appendix A hereto.

         Section 1.02. Other Definitional Provisions.

         (a) "Agreement" means this BGS Bondable Transition Property Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         (b) Non-capitalized terms used herein which are defined in the Competition Act, as the context requires, have the meanings assigned to such terms in the Competition Act, but without giving effect to amendments to the Competition Act after the date hereof which have a material adverse effect on the Issuer or the BGS Transition Bondholders.

         (c) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Annex, Schedule and Exhibit references contained in this Agreement are references to Sections, Annexes, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".


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         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                                  ARTICLE II

                   APPOINTMENT AND AUTHORIZATION OF SERVICER

         Section 2.01. Appointment of Servicer; Acceptance of Appointment. Subject to Section 5.06 and Article VI, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer in accordance with the terms of this Agreement. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

         Section 2.02. Authorization. With respect to all or any portion of the Transferred BGS Bondable Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to:

                  (a) execute and deliver, on behalf of itself, the Issuer, or both, as the case may be, any and all instruments, documents or notices, and

                  (b) on behalf of itself, the Issuer, or both, as the case may be, make any filing and participate in proceedings of any kind with any governmental authorities, including with the BPU.

         The Issuer shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Issuer, and with such other documents as may be in the Issuer's possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

         Section 2.03. Dominion and Control over Transferred BGS Bondable Transition Property. Notwithstanding any other provision herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Transferred BGS Bondable Transition Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of the Issuer with respect to the Transferred BGS Bondable Transition Property. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, the Competition Act or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer with respect to the Transferred BGS Bondable Transition Property, in each case unless such action is required by law or court or regulatory order.

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                                 ARTICLE III

                               BILLING SERVICES

         Section 3.01. Duties of Servicer. The Servicer, as agent for the Issuer (to the extent provided herein), shall have the following duties:

                  (a) Duties of Servicer Generally. The Servicer will manage, service, administer and make collections in respect of the BGS Transition Bond Charge. The Servicer's duties will include:

                           (i) obtaining meter reads, calculating and billing
                  the BGS Transition Bond Charge in accordance with the Financing Order and collecting (from Customers and Third Parties, as applicable) all TBC Collections;

                           (ii) responding to inquiries by Customers, Third
                  Parties, the BPU, or any federal, local or other State governmental authority with respect to the BGS Transition Bond Charge;

                           (iii) delivering bills to customers and Third
                  Parties, accounting for TBC Collections, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to the Issuer, the BPU, the Trustee and the Rating Agencies;

                           (iv) selling, as the agent for the Issuer, as its
                  interest may appear, defaulted or written off accounts in accordance with the Servicer's usual and customary practices for accounts of its own electric service customers; and

                           (v) taking action in connection with BGS Transition
                  Bond Charge Adjustments as is set forth herein.

                  Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by the Competition Act, the Financing Order and any BPU Regulations, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities set forth in Annex 1 which, among other things, relate to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance.

                  (b) Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the BPU, the Trustee and the Rating Agencies in writing of any laws or BPU Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

                  (c) Other Information. Upon the reasonable request of the Issuer, the BPU, the Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the BPU, the Trustee or the Rating Agencies, as the case may be, any public financial information in

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         respect of the Servicer, or any material information regarding the
         Transferred BGS Bondable Transition Property to the extent it is reasonably available to the Servicer, that may be reasonably necessary and permitted by law for the Issuer, the BPU, the Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder. In addition, so long as any of the BGS Transition Bonds of any Series are outstanding, the Servicer shall provide to the Issuer, the BPU and to the Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the BGS Transition Bond Charge.

         Section 3.02. Collection and Allocation of the BGS Transition Bond Charge.

         (a) The Servicer shall use all reasonable efforts, consistent with its customary servicing procedures, to collect all amounts owed in respect of the BGS Transition Bond Charge as and when the same shall become due and shall follow such collection procedures as it follows with respect to collection activities that the Servicer conducts for itself or others. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment of the BGS Transition Bond Charge, except as contemplated in this Agreement or as required by law or court or BPU Regulations; provided, however, that the Servicer may take any of the foregoing actions to the extent that such action would be in accordance with customary billing and collection practices of the Servicer with respect to billing and collection activities that it conducts for itself. The Servicer shall enforce the obligations of any Third Parties providing billing and collection services with respect to the BGS Transition Bond Charge.

         (b) As specified in the Petition and the Financing Order, any amounts received by the Servicer from a Customer that represent a partial payment toward an outstanding balance will be applied in the following manner:

                  (i) to sales taxes (which the Servicer collects as trustee for the State of New Jersey and not for its own account or for that of the Issuer);

                  (ii) pro rata to the BGS Transition Bond Charge and the Servicer's other charges and taxes, where any of such charges are in arrears, based on their proportion to the Servicer's total charges in arrears for that period; and

                  (iii) pro rata to the BGS Transition Bond Charge and the Servicer's other charges and taxes, where any of such charges are current charges, based on their proportion to the Servicer's total current charges assessed for that period.

PSE&G's other charges may include gas charges which may be billed together with electric charges, the market transition charge, the MTC-Tax and all other charges which PSE&G and any Third Party may be authorized to bill and collect from Customers on account of electric and gas service. If there is more than one Series of BGS Transition Bonds, the Servicer shall allocate partial payments among such Series, pro rata, based on the respective outstanding amounts payable with respect to such Series.

         Section 3.03. Payment of TBC Collections. (a) The Servicer shall prepare annually a Collections Curve for each Billing Month, based on statistically significant random sampling of actual TBC Collections. With the exception of the Monthly Servicing Fee, which the Servicer is


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entitled to withhold from TBC Collections pursuant to Section 5.07 hereof, the
Servicer agrees to remit TBC Collections for each Billing Month to the Trustee for deposit in the Collection Account not later than the corresponding Reconciliation Date or Dates following such Billing Month. In addition, the Servicer agrees to make periodic payments on account of TBC Collections to the Trustee for deposit in the Collection Account as follows:

                  (i) on each Monthly Remittance Date, for so long as the Servicer has satisfied the conditions of Section 5.11(b), the Servicer shall remit to the Trustee for each of the seven preceding Billing Months an amount equal to the amount of TBC Collections estimated to have been received during the preceding calendar month, based on the applicable Collections Curve then in effect for those seven preceding Billing Months, and

                  (ii) on each Daily Remittance Date, for so long as the Servicer has not satisfied the conditions of Section 5.11(b), the Servicer shall remit to the Trustee for the Billing Month in which such Daily Remittance Date occurs and for each of the six preceding Billing Months an amount equal to the amount of TBC Collections estimated to have been received during the Business Day which is two Business Days preceding such Daily Remittance Date for those seven Billing Months (including the Billing Month in which such Daily Remittance Date occurs), including (for the first Daily Remittance Date following a period when the Servicer had been remitting on a monthly Remittance Date) any amounts on deposit with the Servicer (for the Billing Month and any prior Billing Month) prior to such Daily Remittance Date during a period when the Servicer had been remitting on a Monthly Remittance Date, provided that,

         (x) in the case of each such Billing Month other than the Billing Month in which such Daily Remittance Date occurs, such estimate shall be made by dividing (1) the amount of TBC Collections estimated to be received during the calendar month in which such Daily Remittance Date occurs ("the current remittance month"), based on the applicable Collections Curve then in effect, for each of those six preceding Billing Months, divided by (2) the number of Business Days in the current remittance month,

         (y) in the case of the Billing Month in which such Daily Remittance Date occurs, such estimate shall be made, by first, determining the amount of TBC Collections estimated to be received during that Billing Month, based on the applicable Collections Curve then in effect, for each day on which bills are sent in such Billing Month (each, a "Billing Day"; such estimated TBC Collections during such Billing Month for each Billing Day being the "Billing Month Estimated Collections" for such Billing Day), second, dividing the amount of the Billing Month Estimated Collections for such Billing Day by the number of Business Days remaining in such



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                  Billing Month (for each Billing Day, the "Daily Billing
                  Month Estimated Collections" for such Billing Month),

                  third, for each Daily Remittance Date during such Billing Month, summing the amount of the Daily Billing Month Estimated Collections for each Billing Day in such Billing Month through the Business Day which is two Business Days preceding such Daily Remittance Date, and

         (z) for each Daily Remittance Date, any unremitted Daily Billing Month Estimated Collections received in the preceding Billing Month on a Business Day that is two Business Days preceding such Daily Remittance Date in accordance with subclause (y) above shall be remitted on such Daily Remittance Date.

         (b) On or before each Reconciliation Date, the Servicer shall determine whether there exists a Curve Payment Shortfall or an Excess Curve Payment by comparing the actual TBC Collections to the Collection Curve Payments previously made to the Trustee in respect of (i) for each Annual Reconciliation Date, each of the twelve Billing Months beginning 19 months before the month in which such Reconciliation Date occurs (or from the first Series Issuance Date, if less than 19 months have elapsed), and (ii) for each Monthly Reconciliation Date, the Billing Month that is eight months prior to the Billing Month in which such Reconciliation Date occurs. In the event that there is a Curve Payment Shortfall with respect to the applicable Billing Months or Billing Month, as the case may be, the Servicer shall pay the Curve Payment Shortfall to the Trustee for deposit into the Collection Account on that Reconciliation Date. In the event that there is an Excess Curve Payment for the applicable Billing Months or Billing Month, as the case may be, the Servicer may either (A) reduce the amount that the Servicer is required to remit to the Trustee for deposit in the Collection Account on the following Remittance Date (and, if necessary, succeeding Remittance Dates) by the amount of the Excess Curve Payment, or (B) require the Trustee to pay to the Servicer from the General Subaccount the amount of the Excess Curve Payment, which upon payment shall become the property of the Servicer.

         (c) The Servicer agrees and acknowledges that it holds all TBC Collections collected by it for the benefit of the Issuer and that all amounts will be remitted by the Servicer in accordance with this Agreement without any surcharge, fee, offset, charge or other deduction and without making any claim to reduce its obligation to remit all TBC Collections collected by it, except
(i) as set forth in clause (b) above, (ii) the Monthly Servicing Fee which it may withhold pursuant to Section 5.07 hereof and (iii) late fees permitted by
Section 5.07.

         Section 3.04. Servicing and Maintenance Standards. The Servicer shall, on behalf of the Issuer:

                  (a) manage, service, administer and make collections in respect of the Transferred BGS Bondable Transition Property with reasonable care and in material compliance with applicable law, including all applicable BPU Regulations, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others;6



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                  (b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the electric distribution industry;

                  (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the Issuer's and the Trustee's rights in respect of the Transferred BGS Bondable Transition Property; and

                  (d) calculate the BGS Transition Bond Charge in compliance with the Competition Act, the Financing Order and any applicable tariffs; and

                  (e) invoice Customer in accordance with the procedures set forth in Exhibit A.

except where the failure to comply with any of the foregoing would not materially and adversely affect the Issuer's or the Trustee's interest in the Transferred BGS Bondable Transition Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of the Transferred BGS Bondable Transition Property, which, in the Servicer's judgment, may include the taking of legal action pursuant to Section 3.10 or otherwise. Notwithstanding the foregoing, the Servicer shall not change its customary and usual practices and procedures in any manner that would materially and adversely affect the Issuer's or the Trustee's interest in the Transferred BGS Bondable Transition Property unless it shall have provided the Rating Agencies with prior written notice.

         Section 3.05. Servicer's Certificates. The Servicer will provide to the Issuer, the BPU and to the Trustee the statements and certificates specified in Annex 1.

         Section 3.06. Annual Statement as to Compliance.

         The Servicer shall deliver to the Issuer, the BPU, the Trustee and each Rating Agency, on or before March 31 of each year beginning March 31, 2006 to and including March 31 succeeding the retiring of the BGS Transition Bonds, an Officers' Certificate, stating that:

                  (a) a review of the activities of the Servicer during the preceding calendar year (or relevant portion thereof in the case of the first such Officer's Certificate) and of its performance under this Agreement has been made under such officers' supervision, and

                  (b) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, describing each such default and its status.

         Section 3.07. Annual Independent Certified Public Accountants'
Report.

         (a) The Servicer shall cause a firm of independent certified public accountants (which may also provide other services to the Servicer or the Seller) to prepare, and the Servicer shall deliver to the Issuer, the BPU to the Trustee and to each Rating Agency, on or before March 31 of each year, beginning March 31, 2006 to and including the March 31 succeeding the retirement of all BGS Transition Bonds, a report addressed to the Servicer (the "Annual Accountant's



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Report"), which may be included as part of the Servicer's customary auditing activities, to the effect that such firm has performed certain procedures in connection with the Servicer's compliance with its obligations under this Agreement during the preceding calendar year (or, in the case of the first Annual Accountant's Report, the period of time from the Initial Transfer Date until December 31, 2005), identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         Section 3.08. BGS Bondable Transition Property Documentation. To assure uniform quality in servicing the Transferred BGS Bondable Transition Property and to reduce administrative costs, the Servicer shall keep on file, in accordance with its customary procedures, all BGS Bondable Transition Property Documentation, it being understood that the Servicer is acting solely as the servicing agent and custodian for the Issuer with respect to the BGS Bondable Transition Property Documentation.

         Section 3.09. Computer Records; Audits of Documentation.

         (a) Safekeeping. The Servicer shall maintain accurate and complete accounts, records and computer systems pertaining to the Transferred BGS Bondable Transition Property and the BGS Bondable Transition Property Documentation in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries on (or with respect to) the BGS Transition Bond Charge and the TBC Collections from time to time remitted to the Trustee pursuant to Section 3.03 and to enable the Issuer to comply with this Agreement and the Indenture. The Servicer shall conduct, or cause to be conducted, periodic audits of the BGS Bondable Transition Property Documentation held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer and the Trustee, as pledgee of the Issuer, to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer, the BPU and to the Trustee any failure on the Servicer's part to hold the BGS Bondable Transition Property Documentation and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee of the BGS Bondable Transition Property Documentation. The Servicer's duties to hold the BGS Bondable Transition Property Documentation on behalf of the Issuer set forth in this Section 3.09, to the extent such BGS Bondable Transition Property Documentation has not been previously transferred to a successor Servicer, shall terminate three years after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer pursuant to the provisions of this Agreement or (ii) no BGS Transition Bonds of any Series are outstanding.



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         (b) Maintenance of and Access to Records. The Servicer shall maintain the BGS Bondable Transition Property Documentation at 80 Park Plaza, Newark, New Jersey or at such other office as shall be specified to the Issuer, the BPU and to the Trustee by written notice not later than 30 days prior to any change in location. The Servicer shall permit the Issuer, the BPU and the Trustee or their respective duly authorized representatives, attorneys, agents or auditors at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Transferred BGS Bondable Transition Property, the BGS Transition Bond Charge and the BGS Bondable Transition Property Documentation. The failure of the Servicer to provide access to such information as a result of an obligation or applicable law (including BPU Regulations) prohibiting disclosure of information regarding customers shall not constitute a breach of this Section 3.09(b).

         Section 3.10. Defending Transferred BGS Bondable Transition Property Against Claims. The Servicer shall institute and maintain any action or proceeding necessary to compel performance by the BPU or the State of New Jersey of any of their obligations or duties under the Competition Act or the Financing Order with respect to the Transferred BGS Bondable Transition Property, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act or the Financing Order, as the case may be, or the rights of holders of Transferred BGS Bondable Transition Property that would be adverse to BGS Transition Bondholders. The costs of any such action reasonably allocated by the Servicer to the Transferred BGS Bondable Transition Property shall be payable from TBC Collections as an Operating Expense in accordance with the Indenture. The Servicer's obligations pursuant to this Section 3.10 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required to advance its own funds to satisfy its obligations under this Section 3.10).

         Section 3.11. Opinions of Counsel. The Servicer shall deliver to the Issuer, the BPU and to the Trustee:

                  (a) promptly after the execution and delivery of this Agreement and of the Sale Agreement and of each amendment hereto or thereto, and on each Transfer Date, an Opinion of Counsel either:

                           (i) to the effect that, in the opinion of such
                  counsel, all UCC filings that are necessary to fully preserve and protect the interests of the Trustee in the Transferred BGS Bondable Transition Property have been executed and will be filed as required, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

                           (ii) to the effect that, in the opinion of such
                  counsel, no such action is necessary to preserve and protect such interest; and

                  (b) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three full calendar months after the Initial



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         Transfer Date, an Opinion of Counsel, dated as of a date during such
         90-day period, either:

                           (i) to the effect that, in the opinion of such
                  counsel, all UCC filings have been executed and filed that are necessary to preserve fully and protect fully the interest of the Trustee in the Transferred BGS Bondable Transition Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

                           (ii) to the effect that, in the opinion of such
                  counsel, no such action is necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (a) or (b) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                                  ARTICLE IV

          SERVICES RELATED TO BGS TRANSITION BOND CHARGE ADJUSTMENTS

         Section 4.01. BGS Transition Bond Charge Adjustments. The Servicer shall perform the calculations and take the actions relating to adjusting the BGS Transition Bond Charge, as set forth in Annex 1.

                                  ARTICLE V

                                 THE SERVICER

         Section 5.01. Representations and Warranties of Servicer. The Servicer makes the following representations and warranties as of each Transfer Date, on which the Issuer has relied and will rely in acquiring Transferred BGS Bondable Transition Property and in entering into this Agreement. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of the Transferred BGS Bondable Transition Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Servicer is a corporation duly organized and in good standing under the laws of the State of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement, and has the power, authority and legal right to service the Transferred BGS Bondable Transition Property.

         (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in, all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Transferred BGS Bondable Transition Property as required by this Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues, properties or prospects or adversely affect the servicing of the Transferred BGS Bondable Transition Property).

         (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

         (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

         (f) Approvals. Except for filings with the BPU for adjusting the BGS Transition Bond Charge pursuant to Section 4.01 and Annex 1, filing of financing statements under the UCC and UCC continuation filings, no approval, authorization, consent, order or other action of, or filing with, any court, federal or State regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made.

         (g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's best knowledge, threatened before any court, federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:

                  (i) seeking to prevent the issuance of the BGS Transition Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents;

                  (ii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement or any of the other Basic Documents; or

                  (iii) relating to the Servicer and which might materially and adversely affect the federal or State income, gross receipts or franchise tax attributes of the BGS Transition Bonds.

         (h) Reports and Certificates. Each report and certificate delivered in connection with any filing made to the BPU by the Servicer on behalf of the Issuer with respect to the BGS Transition Bond Charge or BGS Transition Bond Charge Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance.

         Section 5.02. Indemnities of Servicer; Release of Claims.

         (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

         (b) The Servicer shall indemnify the Issuer and the Trustee (for itself and on behalf of the BGS Transition Bondholders) and each of their respective trustees, members, managers, officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of:

                  (i) the Servicer's willful misconduct, recklessness or gross negligence in the performance of its duties or observance of its covenants under this Agreement or the Servicer's reckless disregard of its obligations and duties under this Agreement;

                  (ii) the Servicer's breach of any of its representations or warranties in this Agreement; and

                  (iii) litigation and related expenses relating to its status and obligations as Servicer,

provided, however, that the Servicer shall not be liable for any Losses resulting from the willful misconduct or gross negligence of any Person indemnified pursuant to this Section 5.02 (each, an "Indemnified Person") or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Servicer's breach.

Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Servicer under this Section 5.02, notify the Servicer in writing of such involvement. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.02, the Servicer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Servicer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel. The Indemnified Person shall not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 5.02 (whether or not the Servicer is an actual or potential party to such claim or action) unless the Servicer agrees in writing to such settlement, compromise or consent and such settlement, compromise or consent includes an unconditional release of the Servicer from all liability arising out of such claim, action, suit or proceeding.

         (c) The Servicer shall indemnify the Trustee and its respective officers, directors and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of the acceptance or performance of the trusts and duties contained herein and in the Indenture, except to the extent that any such Loss is due to the willful misconduct, bad faith or gross negligence of the Trustee; provided, however, that the foregoing indemnity is extended to the Trustee solely in its individual capacity and not for the benefit of the BGS Transition Bondholders or any other Person. Such amounts with respect to the Trustee shall be deposited and distributed in accordance with the Indenture.

         (d) Any Servicer that is not subject to retail electric rate regulation by the BPU shall indemnify electric ratepayers in the historic service territory of PSE&G for any and all Losses (including, but not limited to, increased BGS Transition Bond Charges) that may be imposed upon or incurred by such retail electric ratepayers as a result of:

                  (i) any such Servicer's willful misconduct, recklessness or gross negligence in the performance of its obligations, duties and covenants under this Agreement;

                  (ii) any such Servicer's breach of any of its representations or warranties in this Agreement; and

                  (iii) litigation and related expenses relating to any such Servicer's status and obligations as Servicer.

The BPU shall be entitled to enforce this Section 5.02(d) for the benefit of retail electric ratepayers in the historic service territory of PSE&G. If so directed by the BPU, any successor Servicer that is not subject to retail electric rate regulation by the BPU and that is obligated to make payments pursuant to this Section 5.02(d) shall make such payments either to the Trustee, for deposit to the Collection Account and for allocation to the Reserve Subaccount therein, or to such other person or account as shall be specified by the BPU.

         (e) The Servicer's indemnification obligations under Section 5.02(b) and (c) for events occurring prior to the removal or resignation of the Trustee or the termination of this Agreement shall survive the resignation or removal of the Trustee or the termination of this

Agreement and shall include reasonable costs, fees and expenses of investigation and litigation (including the Issuer's and the Trustee's reasonable attorneys' fees and expenses).

         (f) Except to the extent expressly provided for in the Basic Documents (including the Servicer's claims with respect to the Monthly Servicing Fees and the Seller's claim for payment of the purchase price of the Transferred BGS Bondable Transition Property), the Servicer hereby releases and discharges the Issuer (including its Member, Managers, officers, employees and agents, if any), and the Trustee (including its respective officers, directors and agents) (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever, which the Servicer shall or may have against any such Person relating to the Transferred BGS Bondable Transition Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

         (g) The Servicer will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the BGS Transition Bonds or for any consequential damages, including any loss of market value of the BGS Transition Bonds, resulting from any default or any downgrade of the ratings on the BGS Transition Bonds.

         Section 5.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person:

                  (a) into which the Servicer may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the Servicer,

                  (b) which results from the division of the Servicer into two or more Persons and which succeeds to all or the major part of the electric distribution business of the Servicer,

                  (c) which may result from any merger or consolidation to which the Servicer shall be a party and which succeeds to all or the major part of the electric distribution business of the Servicer,

                  (d) which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to all or the major part of the electric distribution business of the Servicer, or

                  (e) which may otherwise succeed to all or the major part of the electric distribution business of the Servicer,

which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that:

                           (i) immediately after giving effect to such
                  transaction, no representation or warranty made pursuant to
                  Section 5.01 shall have been
                  breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

                           (ii) the Servicer shall have delivered to the
                  Issuer, the BPU and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

                           (iii) the Servicer shall have delivered to the
                  Issuer, the BPU and to the Trustee an Opinion of Counsel either:

                                    (A) stating that, in the opinion of such
                           counsel, all filings to be made by the Servicer, including UCC filings, that are necessary fully to preserve and protect the interests of the Trustee in the Transferred BGS Bondable Transition Property have been executed and filed and reciting the details of such filings, or

                                    (B) stating that, in the opinion of such
                           counsel, no such action is necessary to preserve and protect such interests;

                           (iv) the Rating Agencies shall have received prior
                  written notice of such transaction; and

                           (v) the Servicer shall have delivered to the
                  Issuer, the BPU and the Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Servicer, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Servicer, the Issuer, the Trustee or the then existing BGS Transition Bondholders.

The Servicer shall not consummate any transaction referred to in subclauses
(a), (b), (c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with subclauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Servicer substantially as a whole and becomes the successor to the Servicer in accordance with the terms of this Section 5.03, then upon the satisfaction of all of the other conditions of this Section 5.03, the Servicer shall automatically and without further notice be released from its obligations hereunder.

         Section 5.04. Assignment of Servicer's Obligations. The Servicer may assign any or all of its obligations hereunder to any successor if either (i) the Rating Agency Condition and any other condition specified in the Financing Order have been satisfied, or (ii) the Servicer is replaced by a successor pursuant to Section 5.03 hereof.

         Section 5.05. Limitation on Liability of Servicer and Others. The Servicer shall not be liable to the Issuer or the Trustee, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred BGS Bondable Transition Property in accordance with this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability.

         Section 5.06. PSE&G Not To Resign as Servicer. Subject to the provisions of Sections 5.03 and 5.04, PSE&G shall not resign from the obligations and duties imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of PSE&G shall be communicated to the Issuer, the BPU, the Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the BPU and the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer has assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 6.04.

         Section 5.07. Monthly Servicing Fee. The Issuer agrees to pay the Servicer the Monthly Servicing Fee with respect to all Series of BGS Transition Bonds. On any Monthly Remittance Date, the Servicer shall be entitled to withhold the amount of the Monthly Servicing Fee from TBC Collections as compensation under this Agreement unless the Trustee has notified the Servicer in writing that the Issuer does not hold sufficient funds to pay amounts owed in such month to the Trustee. For so long as PSE&G is the Servicer, the Monthly Servicing Fee shall be $1,250. The Servicer shall be entitled to retain as additional compensation net investment income on TBC Collections related to the Transferred BGS Bondable Transition Property received by the Servicer during any Collection Period prior to remittance to the Collection Account and the late fees, if any, paid by Customers to the Servicer. The foregoing fees constitute a fair and reasonable price for the obligations to be performed by the Servicer.

         Section 5.08. Servicer Expenses. Except as otherwise expressly provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants and counsel, taxes imposed on the Servicer and expenses incurred in connection with reports to BGS Transition Bondholders and shall not be entitled to any additional payment or reimbursement therefor.

         Section 5.09. Subservicing. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, the Rating Agency Condition shall have been satisfied in connection therewith; and provided further that the Servicer shall remain obligated and be liable to the Issuer, the Trustee and the BGS Transition Bondholders for the servicing and administering of the Transferred BGS Bondable Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Transferred BGS Bondable Transition Property. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Trustee or the BGS Transition Bondholders shall have any responsibility therefor. Any such appointment shall not constitute a Servicer resignation under Section 5.06.

         Section 5.10. No Servicer Advances. The Servicer shall not make any advances of interest on or principal of the BGS Transition Bonds.

         Section 5.11. Remittances.

         (a) The Servicer shall remit TBC Collections (from whatever source) in accordance with Section 3.03(a)(ii), and all proceeds of other Collateral of the Issuer, if any, received by the Servicer, to the Trustee for deposit pursuant to the Indenture, not later than each Daily Remittance Date. The Servicer shall promptly remit any Indemnity Amounts paid or received by it immediately to the Trustee for deposit pursuant to the Indenture.

         (b) Notwithstanding the foregoing clause (a), as long as:

                           (i) PSE&G or any successor to PSE&G's electric
                  distribution business remains the Servicer,

                           (ii) no Servicer Default has occurred and is
                  continuing, and,

                           (iii) with respect to Moody's and Fitch only, PSE&G
                  maintains a long-term rating on its senior, unsecured debt of "Baa2" by Moody's and "BBB" by Fitch, or better, or, if the senior, unsecured debt of PSE&G is downgraded to "Baa3" by Moody's or "BBB-" by Fitch, PSE&G shall received within 30 days of such downgrading, confirmation from Moody's and Fitch that remittances in accordance with Section 3.03(a)(i) will not adversely affect their respective ratings on the BGS Transition Bonds, or if the long-term, unsecured debt of PSE&G is downgraded below "Baa3" by Moody's or "BBB-" by Fitch, PSE&G shall have received within 48 hours of such downgrading, confirmation from Moody's and Fitch that remittances in accordance with Section 3.03(a)(i) will not adversely affect their respective ratings on the BGS Transition Bonds, the Servicer need not make the daily remittances required by clause (a), but in lieu thereof, shall remit all TBC Collections (from whatever source) in accordance with Section 3.03(a)(i), and all proceeds of other Collateral of the Issuer, if any, received by the Servicer during any Collection Period, to the Trustee for deposit pursuant to the Indenture, not later than the corresponding Monthly Remittance Date.

         Section 5.12. Protection of Title. The Servicer shall execute and file such filings and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Trustee in the Transferred BGS Bondable Transition Property, including all filings required under the UCC relating to the transfer of ownership of or a security interest in the Transferred BGS Bondable Transition Property by the Seller to the Issuer or the security interest granted by the Issuer to the Trustee in the Transferred BGS Bondable Transition Property. The Servicer shall deliver (or cause to be delivered) to the Issuer, the BPU and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                                  ARTICLE VI

                               SERVICER DEFAULT

         Section 6.01. Servicer Default. If any one of the following events (a "Servicer Default") occurs and is continuing:

                  (a) any failure by the Servicer to remit to the Trustee, on behalf of the Issuer, any required remittance that continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer and the BPU from the Issuer or the Trustee; or

                  (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure:

                           (i) materially and adversely affects the
                  Transferred BGS Bondable Transition Property or the rights of the BGS Transition Bondholders, and

                           (ii) continues unremedied for a period of 60 days
                  after written notice of such failure has been given to the Servicer by the Issuer, the BPU or by the Trustee or after discovery of such failure by an officer of the Servicer; or

                  (c) any representation or warranty made by the Servicer in this Agreement proves to have been incorrect when made, which has a material adverse effect on the Issuer or the BGS Transition Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof has been given to the Servicer by the Issuer, the BPU or the Trustee or after discovery of such failure by an officer of the Servicer, as the case may be; or

                  (d) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Trustee may, or shall upon the written instruction of the BPU (acting on behalf of Customers) or the Holders of a majority of the outstanding principal amount of the BGS Transition Bonds of all Series, by notice then given in writing to the Servicer and to the Trustee if given by the Holders (a "Termination Notice") may terminate all the rights and obligations (other than the indemnification obligations set forth in Section 5.02 hereof and the obligation under Section 6.04 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default, the Issuer and the Trustee shall be entitled to apply to the BPU or any court of competent jurisdiction for sequestration and payment to the Trustee of revenues arising with respect to the Transferred BGS Bondable Transition Property.

         On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Transferred BGS Bondable Transition Property, the related BGS Transition Bond Charge or otherwise, shall, upon appointment of a successor Servicer pursuant to Section 6.04, without further action, pass to and be vested in such successor Servicer and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the BGS Bondable Transition Property Documentation and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Transferred BGS Bondable Transition Property or the related BGS Transition Bond Charge. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the BGS Bondable Transition Property Documentation to the successor Servicer. All reasonable costs and expenses (including attorneys fees and expenses) incurred in connection with transferring the BGS Bondable Transition Property Documentation to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of PSE&G as Servicer shall not terminate PSE&G's rights or obligations under the Sale Agreement.

         Section 6.02. Notice of Servicer Default. The Servicer shall deliver to the Issuer, the BPU, the Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event or circumstance which, with the giving of notice or the passage of time, would become a Servicer Default under Section 6.01.

         Section 6.03. Waiver of Past Defaults. The Trustee, with the consent of BPU and Holders of the majority of the outstanding principal amount of the BGS Transition Bonds of all Series, on behalf of all BGS Transition Bondholders, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Trustee of TBC Collections in accordance with Section 3.03. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

         Section 6.04. Appointment of Successor.

         (a) Upon the Servicer's receipt of a Termination Notice pursuant to
Section 6.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Monthly Servicing Fees, until a successor Servicer has assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer's removal or resignation hereunder and upon application of the Trustee, the BPU will designate a successor Servicer. Any appointment of a successor Servicer requires the consent of the Holders of a majority of the outstanding principal amount of the BGS Transition Bonds of all Series, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Trustee. If, within 30 days after the delivery of the Termination Notice, a new Servicer has not been appointed and accepted such appointment, the Trustee may petition the BPU or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if:

                  (i) such Person is permitted to perform the duties of the Servicer pursuant to the Competition Act, the BPU Regulations, the Financing Order and this Agreement;

                  (ii) the Rating Agency Condition has been satisfied; and

                  (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement.

         (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Monthly Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

         (c) The successor Servicer may resign only if it is prohibited from serving as such by applicable law.

         Section 6.05. Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

                                 ARTICLE VII

                           MISCELLANEOUS PROVISIONS

         Section 7.01. Amendment. (a) This Agreement may be amended by the Servicer and the Issuer, with the consent of the Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

         Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.11. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

         (b) Notwithstanding anything to the contrary in this paragraph, no amendment or modification of this Agreement shall be effective except upon satisfaction of the conditions precedent in this paragraph (b).

                  (i) At least fifteen days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in paragraph (a) above (except that the consent of the Trustee may be subject to the consent of Holders if such consent is required or sought by the Trustee in connection with such amendment or modification), the Servicer shall have delivered to the BPU's executive director and general counsel written notification of any proposed amendment, which notification shall contain:

                           (A) a reference to Docket No. EF03070532;

                           (B) an officer's certificate stating that the
                  proposed amendment or modification has been approved by all parties to this Agreement; and

                           (C) a statement identifying the person to whom the
                  BPU or its staff is to address any response to the proposed amendment or to request additional time.

                  (ii) If the BPU or its staff, within fifteen days (subject to extension as provided in clause (iii) below) of receiving a notification complying with paragraph (a) above, shall have delivered to the office of the person specified in paragraph (i)(C) above a written statement that the BPU might object to the proposed amendment or modification, then such proposed amendment or modification shall not be effective unless and until the BPU subsequently delivers a written statement that it does not object to such proposed amendment or modification.

                  (iii) If the BPU or its staff, within fifteen days of receiving a notification complying with paragraph (a) above, shall have delivered to the office of the person specified in paragraph
         (i)(C) above a written statement requesting an additional amount of time not to exceed thirty days in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the BPU shall have delivered to the office of the person specified in paragraph (i)(C) above a written statement as described in clause
         (ii) above, unless and until the BPU subsequently delivers a written statement that it does not object to such proposed amendment or modification.

                  (iv) If the BPU or its staff shall not have delivered written notice that the BPU might object to such proposed amendment or modification within the time periods described in clause (ii) or clause (iii) above, whichever is applicable, then the BPU shall be conclusively deemed not to have any objection to the proposed amendment or modification and such amendment or modification may subsequently become effective upon satisfaction of the other conditions specified in paragraph (a) above.

                  (v) Following the delivery of a notice to the BPU by the Servicer under clause (ii) above, the Servicer and the Issuer shall have the right at any time to withdraw from the BPU further consideration of any proposed amendment.

         Section 7.02. Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid,

         (a) in the case of the Servicer, at PSE&G, 80 Park Plaza, Newark, New Jersey 07102;

         (b) in the case of the Issuer, at PSE&G Transition Funding II LLC, 80 Park Plaza, T-4B, Newark, New Jersey 07102;

         (c) in the case of the Trustee, at the address provided for notices or communications to the Trustee in the Indenture;

         (d) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007;

         (e) in the case of Standard & Poor's, at Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department;

         (f) in the case of Fitch, at Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance; and

         (g) in the case of the BPU, at New Jersey Board of Public Utilities, Two Gateway Center, Newark, NJ 07102, Attention: Mark Beyer;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 7.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer, the BPU, on behalf of itself and electricity consumers, and the Trustee, on behalf of itself and the BGS Transition Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 7.04. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.05. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 7.06. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 7.08. Assignment to the Trustee. (a) The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the BGS Transition Bondholders of all right, title and interest of the Issuer in, to and under the Transferred BGS Bondable Transition Property owned by the Issuer and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee.

         (b) In no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         Section 7.09. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the BGS Transition Bonds, any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers, acquiesce in, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

         Section 7.10. Termination. This Agreement shall terminate when all BGS Transition Bonds have been retired, redeemed or defeased in full.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                PSE&G TRANSITION FUNDING II LLC,
                                  as Issuer


                                By: /s/  MORTON A. PLAWNER
                                   ----------------------------
                                   Name:   MORTON A. PLAWNER
                                   Title:  VICE PRESIDENT and TREASURER and
                                           CHIEF FINANCIAL OFFICER

                                PUBLIC SERVICE ELECTRIC AND GAS
                                    COMPANY, as Servicer


                                By: /s/  MORTON A. PLAWNER
                                   ----------------------------
                                   Name:   MORTON A. PLAWNER
                                   Title:  VICE PRESIDENT and TREASURER and
                                           CHIEF FINANCIAL OFFICER

                                Acknowledged and Accepted:


                                THE BANK OF NEW YORK,
                                   not in its individual capacity but solely as Trustee on behalf of the Holders of the BGS Transition Bonds

                                By:  /s/ CATHERINE CERILLES
                                    -----------------------------
                                   Name:   CATHERINE CERILLES
                                   Title:  VICE PRESIDENT

                                    ANNEX 1

                                      to

                              SERVICING AGREEMENT


         The Servicer agrees to comply with the following with respect to PSE&G Transition Funding II LLC (the "Issuer"):

         SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A to the Servicing Agreement dated as of September 23, 2005, between the Issuer and PSE&G, as Servicer.

         SECTION 2. Trustee and Servicer Payment Date Statements. At least one Business Day before each date on which distributions to the Trustee and Servicer are to be made pursuant to Sections 8.2(d) and (e) of the Indenture, the Servicer shall provide the Trustee and the BPU with a statement setting forth the amounts to be distributed to each of the Trustee and Servicer pursuant to such Sections.

         SECTION 3. Payment Date Statements. At least one Business Day before each Payment Date, the Servicer shall provide to the Issuer, the Trustee, each Rating Agency and the BPU, a statement indicating:

         1. the amount to be paid to BGS Transition Bondholders of each Series and Class in respect of principal on such Payment Date in accordance with Section 8.2 of the Indenture and each Series Supplement thereto;

         2. the amount to be paid to BGS Transition Bondholders of each Series and Class in respect of interest on such Payment Date in accordance with Section 8.2 of the Indenture and each Series Supplement thereto;

         3. the Projected BGS Transition Bond Balance and the BGS Transition Bond Balance for each Series and Class as of that Payment Date (after giving effect to the payments on such Payment Date);

         4. the amount on deposit in the Overcollateralization Subaccount for each Series and the Scheduled
                  Overcollateralization Level for each Series, as of that Payment Date (after giving effect to the transfers to be made from or into the Overcollateralization Subaccount on such Payment Date);

         5. the amount on deposit in the Capital Subaccount for each Series as of that Payment Date (after giving effect to the transfers to be made from or into the Capital Subaccount on such Payment Date);

         6. the amount, if any, on deposit in the Reserve Subaccount as of that Payment Date (after giving effect to the transfers to be made from or into the Reserve Subaccount on such Payment Date);

         7. the amounts paid to the Trustee since the preceding Payment Date pursuant to Section 8.2(d) of the Indenture;

         8. the amounts paid to or withheld by the Servicer since the preceding Payment Date pursuant to Section 8.2(e) of the Indenture; and

         9. the amount of any other transfers and payments to be made on such Payment Date pursuant to Sections 8.2(d), (e), (f), (g) and (i) of the Indenture.

         SECTION 4. Remittance Date Statements. At least one Business Day before each Remittance Date, and in the case of Daily Remittances, on the last Remittance Date of such month, the Servicer shall prepare and furnish to the Issuer, the BPU and the Trustee a statement setting forth the aggregate amount to be remitted by the Servicer to the Trustee (net of any unreimbursed Excess Curve Payments) for deposit on such Remittance Date pursuant to the Indenture.

         SECTION 5.  BGS Transition Bond Charge Adjustments.

         (a)      Prior to each Calculation Date, the Servicer shall calculate

                  (i) the BGS Transition Bond Balance as of such Calculation Date (a written copy of which shall be delivered by the Servicer to the Trustee within five Business Days following such Calculation
                           Date), and

                  (ii) the revised BGS Transition Bond Charge with respect to the Transferred BGS Bondable Transition Property in respect of each Adjustment Date such that the Servicer projects that TBC Collections therefrom allocable to the Issuer will be sufficient so that:

                           (A) the BGS Transition Bond Balance on the Payment Date immediately preceding the next Adjustment Date will equal the Projected BGS Transition Bond Balance as of such date or, if earlier with respect to any Series or Class of BGS Transition Bonds, as of the Payment Date immediately preceding the Expected Final Payment Date therefor,

                           (B)      the amount on deposit in the
                                    Overcollateralization Subaccount on the
                                    Payment Date immediately preceding the
                                    next Adjustment Date, or if earlier with respect to any Series or Class of BGS Transition Bonds, as of the Payment Date immediately preceding the Expected Final Payment Date therefor, will equal the Scheduled Overcollateralization Level for such date,

                           (C) the amount on deposit in the Capital Subaccount on the Payment Date immediately preceding the next Adjustment Date, or if earlier with respect to any Series or Class of BGS Transition Bonds, as of the Payment Date immediately preceding the Expected Final Payment Date therefor, will equal its required level for such date,

                           (D) the amount on deposit in the Reserve Subaccount on the Payment Date immediately preceding the next January 1 Adjustment Date, will equal zero, and

                           (E) the TBC Collections will provide for (i) amortization of the remaining outstanding principal amount of each Series in accordance with the Expected Sinking Fund Amortization Schedule therefor, (ii) payment of interest on each Series when due, (iii) payment of all Operating Expenses of the Issuer when due in accordance with the Indenture, and (iv) deposits to the Overcollateralization Subaccount such that the balance therein will equal the Calculated
                                    Overcollateralization Level on each
                                    Payment Date.

         (b) On each Calculation Date, the Servicer shall file an Adjustment Request with the BPU. This filing shall include the data specified in the Petition and the Financing Order.

         (c)      On each Adjustment Date, the Servicer shall

                  (i) take all reasonable actions and make all reasonable efforts to effectuate all adjustments to the BGS Transition Bond Charge either approved by the BPU or effective on an interim basis pending final approval, and

                  (ii) promptly send to the Trustee copies of all material notices and documents relating to such adjustments.

         (d) On each Adjustment Date, the Servicer shall provide Moody's with a schedule indicating any changes to the BGS Transition Bond Charge.

         (e) If deemed appropriate by the Servicer to protect BGS Transition Bondholders to remedy a significant and recurring variance between actual and expected TBC Collections, as authorized by the Financing Order, the Servicer shall make "non-routine" filings with the BPU for adjustments to the formula described in Appendices C and F to the Financing Order to assure timely payment of the Total Payment Requirements (as defined in the Financing Order). Such filings shall be made at least 90 days prior to the proposed effective date of the proposed adjustments.

         (f) The Servicer is also required to determine, no sooner than May 1 and not later than May 15 of each year, whether the TBC Collections, without taking into account amounts in the Capital Subaccount and Overcollateralization Subaccount, will be sufficient to pay scheduled debt service and expenses related to the BGS Transition Bonds throughout the end of the then current calendar year, and to file for an upward Adjustment Request of the BGS Transition Bond Charge no later than June 1 if a deficiency exists.

                                  APPENDIX A

                              MASTER DEFINITIONS

            [To be used in connection with the Servicing Agreement, the Sale Agreement, the Administration Agreement and the Indenture]

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

         Act has the meaning specified in Section 11.3 of the Indenture.

         Adjustment Date means (a) January 1 of each year through January 1, 2015, (b) as long as the BGS Transition Bonds are outstanding, October 1, January 1, April and July 1 of each year, beginning April 1, 2015, and (c) any other date which is thirty days after a Calculation Date.

         Adjustment Request means an application filed by the Servicer with the BPU for a BGS Transition Bond Charge Adjustment pursuant to
         Section 5(b) of the Issuer Annex.

         Administration Agreement means the Administration Agreement dated as of September 23, 2005, between PSE&G, as administrator, and the Issuer, as the same may be amended or supplemented from time to time.

         Administrator means PSE&G, as administrator under the Administration Agreement, and each successor to PSE&G, in the same capacity, pursuant to Section 14 of the Administration Agreement.

         Advice Letter means, with respect to any Series of BGS Transition Bonds, the Issuance Advice Letter, in the form attached as Appendix B to the Financing Order, filed with the BPU at the time of the issuance of such Series.

         Affiliate means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

         Annual Accountant's Report has the meaning assigned to that term in
         Section 3.07 of the Servicing Agreement.

         Annual Reconciliation Date means the last Business Day of October of each year, commencing with October 2006 and continuing through October 2014 (or such earlier month as the Servicer shall have specified to the Issuer and the Trustee by not less than 30 days prior written notice).

         Authorized Denominations means, with respect to any Series or Class of BGS Transition Bonds, $1,000 and integral multiples of $1.00 above that amount, provided, however, that one bond of each Class may have denomination of less than $1,000, or such other denominations as may be specified in the Series Supplement therefor.

         Authorized Officer means, with respect to the Issuer, (i) any Manager and, (ii) any person designated as an "Officer" under the Issuer LLC Agreement and authorized thereby to act on behalf of the Issuer.

         Basic Documents means the Formation Documents, the Sale Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, the Underwriting Agreement, any Interest Rate Swap Agreement and the Securities Account Control Agreement, as each may be amended or supplemented from time to time.

         BGS Bondable Transition Property has the meaning assigned to that term in the Financing Order.

         BGS Bondable Transition Property Documentation means all documents relating to the Transferred BGS Bondable Transition Property, including copies of the Petition and the Financing Order and all documents filed with the BPU in connection with any BGS Transition Bond Charge Adjustment.

         BGS MTC-Tax has the meaning assigned to that term in the Financing
         Order.

         BGS Transition Bond means any of the transition bonds (as defined in the Competition Act) issued by the Issuer pursuant to the Indenture.

         BGS Transition Bond Balance means, as of any date, the aggregate Outstanding Amount of all Series of BGS Transition Bonds on such date.

         BGS Transition Bond Charge means the BGS Transition Bond Charge authorized by the BPU to be imposed on all Customers by PSE&G or its successor to recover Bondable Stranded Costs pursuant to the Competition Act and the Financing Order.

         BGS Transition Bond Charge Adjustment means each adjustment to the BGS Transition Bond Charge related to the Transferred BGS Bondable Transition Property made in accordance with Section 4.01 of the Servicing Agreement and the Issuer Annex.

         BGS Transition Bond Charge Adjustment Process means the process by which the BGS Transition Bond Charge is adjusted pursuant to the Servicing Agreement, the Competition Act, the Petition and the Financing Order.

         BGS Transition Bond Owner means, with respect to a Book-Entry BGS Transition Bond, the Person who is the beneficial owner of such Book-Entry BGS Transition Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         BGS Transition Bond Register has the meaning specified in Section 2.5(a) of the Indenture.

         BGS Transition Bond Registrar has the meaning specified in Section 2.5(a) of the Indenture.

         Billing Month means a calendar month during which the BGS Transition Bond Charge is billed to Customers.

         Bill of Sale means any bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of BGS Bondable Transition Property by the Seller to the Issuer.

         Bondable Stranded Costs means those bondable stranded costs, within the meaning specified in the Competition Act, approved for recovery in the Financing Order.

         Book-Entry BGS Transition Bonds means beneficial interests in the BGS Transition Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section
         2.11 of the Indenture.

         BPU means the State of New Jersey Board of Public Utilities or its successor.

         BPU Regulations means any regulations, orders, guidelines or directives promulgated, issued or adopted by the BPU.

         Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Newark, New Jersey, or in the City of New York, New York.

         Calculation Date means (a) December 1 of each year until December 1, 2014 (b) September 1, December 1, March 1 and June 1 of each year beginning March 1, 2015 and for so long as the BGS Transition Bonds are outstanding, and (c) any other day on which the Servicer files an Adjustment Request.

         Capital Reserve Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Capital Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Class means, with respect to any Series, any one of the classes of BGS Transition Bonds of that Series, as specified in the Series Supplement for that Series.

         Class Final Maturity Date means the Final Maturity Date of a Class, as specified in the Series Supplement for the related Series.

         Class Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Clearing Agency means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         Clearing Agency Participant means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Code means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         Collateral has the meaning specified in the Granting Clause of the Indenture.

         Collection Account has the meaning specified in Section 8.2(i) of the Indenture.

         Collection Period means the period from and including the first day of a calendar month to but excluding the first day of the next calendar month.

         Collections Curve means a forecast prepared by the Servicer of the percentages of amounts billed in a Billing Month that are expected to be received during each of the following seven months.

         Collections Curve Payment means, with respect to a Billing Month, the sum of the amounts paid to the Trustee over a seven-month period following that Billing Month based on the Collections Curve for that Billing Month.

         Commission means the U.S. Securities and Exchange Commission, and any successor thereof.

         Competition Act means the Electric Discount and Energy Competition Act, New Jersey Statutes Annotated, title 48, chapter 3, article 7.

         Corporate Trust Office means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Indenture is located at 101 Barclay Street, 8W, New York, New York 10286,
         Attention: Corporate Trust- ABS Unit, or at such other address as the Trustee may designate from time to time by notice to the BGS Transition Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the BGS Transition Bondholders and the Issuer in writing).

         Covenant Defeasance Option has the meaning specified in Section 4.l(b) of the Indenture.

         Curve Payment Shortfall means: (a) with respect to each Annual Reconciliation Date, the excess of actual TBC Collections in respect of each of the 12 Billing Months beginning 19 Billing Months (or from the first Series Issuance Date, if less than 19 months have elapsed) before the Billing Month in which such Reconciliation Date occurs, over the actual Collection Curve Payments made to the Trustee in respect of those Billing Months; and (b) with respect to each Monthly Reconciliation Date, the excess of actual TBC Collections in respect of the Billing Month that is 8 months prior to the Billing Month in which such Reconciliation Date occurs, over the actual Collection Curve Payments made to the Trustee in respect of that prior Billing Month.

         Customer means each person who is a retail consumer of electricity and who accesses PSE&G's transmission and distribution system, regardless of whether such consumer elects to purchase electricity from a Third Party.

         Daily Remittance Date means, if the Servicer has not satisfied the conditions of Section 5.11(b) of the Servicing Agreement, each Business Day commencing on the second Business Day following the date on which the Servicer begins remittance procedures under Section 3.03(a)(ii) of the Servicing Agreement.

         Default means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         Defeasance Subaccount has the meaning specified in Section 8.2(i) of the Indenture

         Definitive BGS Transition Bonds has the meaning specified in Section
         2.11 of the Indenture.

         Delaware UCC means the Uniform Commercial Code, as in effect in the State of Delaware, as amended from time to time.

         DTC Agreement means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated on or about September 22, 2005, relating to the BGS Transition Bonds, as the same may be amended or supplemented from time to time.

         Eligible Guarantor Institution means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

                  (a)      a bank;

                  (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

                  (c)      a credit union;

                  (d) a national securities exchange, registered securities association or clearing agency; or

                  (e) a savings association that is a participant in a securities transfer association.

         Eligible Institution means:

                  (a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

                  (b) a depositary institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which

                           (i)      has either


                                    (A)      with respect to any Eligible
                                             Investment having a maturity of
                                             greater than one month, a
                                             long-term unsecured debt rating
                                             of "AAA" by Standard & Poor's and
                                             Fitch and "Aaa" by Moody's, or

                                    (B)      with respect to any Eligible
                                             Investment having a maturity one
                                             month or less, a certificate of
                                             deposit rating of "A-l+" by
                                             Standard & Poor's and "Prime-1 "
                                             by Moody's, or any other
                                             long-term, short-term or
                                             certificate of deposit rating
                                             acceptable to the Rating
                                             Agencies, and

                           (ii)     whose deposits are insured by the FDIC.

         Eligible Investments mean:

                  (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits, certificates of deposit or bankers' acceptances of any depository institution incorporated under the laws of the United States of America or any State, or any domestic branch of a foreign bank, and subject to the supervision and examination by federal or State banking or depository institution authorities; so long as at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations thereof where the rating is based on the credit of a person other than that depository institution, shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper or other short-term obligations of any corporation other than the Seller organized under the laws of the United States of America or any State having a rating, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies in the highest short-term or long-term investment category granted thereby;

                  (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

                  (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company, acting as principal, described in clause
                           (b) of the definition of Eligible Institutions;

                  (f) repurchase obligations with respect to any security or whole loan entered into with:

                           (A) a depository institution or trust company, acting as principal, described in clause
                                    (b) of the definition of Eligible
                                    Institution, except that the rating
                                    referred to in the proviso in clause (b) of the definition of Eligible Institution above shall be "A-1+" or higher in the case of Standard & Poor's,

                           (B) a broker/dealer, acting as principal, registered as a broker or dealer under
                                    Section 15 of the Exchange Act, the
                                    unsecured short-term debt obligations of which are rated "P-1" by Moody's, "F1+" by Fitch, if rated by Fitch, and at least "A-1+" by Standard & Poor's at the time of entering into this repurchase obligation, or

                           (C)      an unrated broker/dealer, acting as
                                    principal, that is a wholly-owned
                                    subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated "P-1" by Moody's, "F1+" by Fitch, if rated by Fitch, and at least "A-1+" by Standard & Poor's at the time of purchase; and

                  (g) any other investment permitted by each of the Rating Agencies;

         provided, that, unless otherwise permitted by the applicable Rating Agencies, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or in the definition of "Eligible Institution," the related investments at such institution shall be reinvested in other Eligible Investments within ten (10) days; and, provided further, that no obligation of, or security issued by, the Seller shall constitute an Eligible Investment.

         Eligible Securities Account means either:

                  (a)      a segregated trust account with an Eligible
                           Institution or

                  (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of

                           America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         Event of Default has the meaning specified in Section 5.1 of the Indenture.

         Excess Curve Payment means, (a) with respect to each Annual Reconciliation Date, the excess of the Collections Curve Payments made to the Trustee in respect of each of the 12 Billing Months beginning 19 Billing Months (or from the first Series Issuance Date, if less than 19 months have elapsed) before the Billing Month in which the Reconciliation Date occurs, over the actual TBC Collections in respect of those Billing Months; and (b) with respect to each Monthly Reconciliation Date, the excess of the Collections Curve Payments made to the Trustee in respect of the Billing Month that is 8 months prior to the Billing Month in which such Reconciliation Rate occurs, over the actual TBC Collections in respect of that prior Billing Month.

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Executive Officer means, with respect to any corporation, the chief executive officer, chief operating officer, chief financial officer, chief information officer, president, executive vice president, any vice president, the secretary or the treasurer of such corporation; and with respect to any limited liability company, any manager thereof.

         Expected Sinking Fund Amortization Schedule means, with respect to each Series or, if applicable, each Class of BGS Transition Bonds, the Expected Sinking Fund Amortization Schedule for principal thereof, as specified in the Series Supplement therefor.

         Expected Final Payment Date means, with respect to each Series or, if applicable, each Class of BGS Transition Bonds, the Payment Date related to the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Sinking Fund Amortization Schedule, as specified in the Series Supplement therefor.

         FDIC means the Federal Deposit Insurance Corporation or its successor.

         Final Maturity Date means, for each Series or, if applicable, each Class of BGS Transition Bonds, the Payment Date related to the date by which all principal of and interest on such Series or Class of BGS Transition Bonds is required to be paid, as specified in the Series Supplement therefor.

         Financing Issuance means an issuance of a new Series of BGS Transition Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Bondable Transition Property.

         Financing Order means the bondable stranded cost rate order issued by the BPU on July 12, 2005 pursuant to the Competition Act.

         Fitch means Fitch, Inc. or its successor.

         Formation Documents means, collectively, the Issuer LLC Agreement, the Issuer Certificate of Formation and any other document pursuant to which the Issuer is formed or governed, as each may be amended or supplemented from time to time.

         General Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Grant means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         Holder or BGS Transition Bondholder or Bondholder means the Person in whose name a BGS Transition Bond of any Series or Class is registered in the BGS Transition Bond Register.

         Indemnification Event means an event which triggers PSE&G's obligation to indemnify the Issuer and the Trustee, for itself and on behalf of the BGS Transition Bondholders, and each of their respective managers, officers, directors and agents, pursuant to
         Section 5.1 of the Sale Agreement.

         Indemnity Amount means the amount of any indemnification obligation payable under the Basic Documents.

         Indenture means the Indenture dated as of September 23, 2005, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time by one or more Supplemental Indentures, and shall include each Series Supplement and the forms and terms of the BGS Transition Bonds established thereunder.

         Independent means, when used with respect to any specified Person, that the Person

                  (a) is in fact independent of the Issuer, any other obligor upon the BGSTransition Bonds, PSE&G and any Affiliate of any of the foregoing Persons,

                  (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, PSE&G or any Affiliate of any of the foregoing Persons, and

                  (c) is not connected with the Issuer, any such other obligor, PSE&G or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Independent Certificate means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

         Independent Manager has the meaning set forth in the Issuer LLC Agreement.

         Initial Purchase Price has the meaning set forth in Section 2.1 of the Sale Agreement.

         Initial Transfer Date means the Series Issuance Date for the first Series of BGS Transition Bonds.

         Initial Transferred BGS Bondable Transition Property means the BGS Bondable Transition Property sold by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Initial Transfer Date as identified in such Bill of Sale.

         Insolvency Event means, with respect to a specified Person,

                  (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or

                  (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         Interest means, for any Payment Date for any Series or Class of BGS Transition Bonds, the sum, without duplication, of:

                  (a) an amount equal to the amount of interest accrued at the applicable Interest Rate from the prior Payment Date with respect to that Series or Class;

                  (b) any unpaid interest, to the extent permitted by law, plus any interest accrued on unpaid interest at the applicable Interest Rate, to the extent permitted by applicable law; and

                  (c) if the BGS Transition Bonds have been declared due and payable, all accrued and unpaid interest thereon.

         Interest Rate means, with respect to each Series or Class of BGS Transition Bonds, the rate at which interest accrues on the principal balance of BGS Transition Bonds of such Series or Class, as specified in the Series Supplement therefor.

         Interest Rate Swap Agreement means any ISDA Master Agreement, together with the related Schedule and Confirmation, between the Issuer and a Swap Counterparty, as same may be amended or supplemented from time to time, with respect to any Series or Class of BGS Transition Bonds.

         Issuer means PSE&G Transition Funding II LLC, a Delaware limited liability company, or its successor under the Indenture or the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

         Issuer Annex means Annex 1 of the Servicing Agreement.

         Issuer Certificate of Formation means the Certificate of Formation of the Issuer, dated July 18, 2005, which was filed with the Delaware Secretary of State's Office on July 18, 2005, as the same may be amended or supplemented from time to time.

         Issuer LLC Agreement means the Amended and Restated Limited Liability Company Agreement between the Issuer and PSE&G, as sole Member, dated as of September 23, 2005, as the same may be amended or supplemented from time to time.

         Issuer Officer's Certificate means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of
         Section 11.1 of the Indenture, and delivered to the Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         Issuer Opinion of Counsel means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer or the Seller and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, and shall be in a form reasonably satisfactory to the Trustee.

         Issuer Order or Issuer Request means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

         Legal Defeasance Option has the meaning specified in Section 4.1(b) of the Indenture.

         Lien means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

         Losses means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

         Manager has the meaning set forth in the Issuer LLC Agreement.

         Market Transition Charge means the market transition charge that PSE&G may impose on Customers pursuant to the Competition Act and the Restructuring Order.

         Member means PSE&G, as the sole member of the Issuer, in its capacity as such member under the Issuer LLC Agreement.

         Monthly Reconciliation Date means the last Business Day of each month commencing with November 2014 (or such earlier month as the Servicer shall have specified to the Issuer and the Trustee by not less than 30 days prior written notice).

         Monthly Remittance Date means the 13th day of each calendar month (or if such day is not a Business Day, the preceding Business Day) beginning in October 2005.

         Monthly Servicing Fee means the fee payable to the Servicer on a monthly basis for services rendered, in accordance with Section 5.07 of the Servicing Agreement.

         Moody's means Moody's Investors Service Inc. or its successor.

         MTC-Tax means the tax which PSE&G is entitled to impose under the Restructuring Order.

         New Jersey UCC means the Uniform Commercial Code, as in effect in the State of New Jersey, as amended from time to time.

         Officers' Certificate means a certificate signed by

                  (a) the chairman of the board, the president, the vice chairman of the board, any executive vice president or any vice president; and

                  (b) the treasurer, any assistant treasurer, the secretary or any assistant secretary of PSE&G.

         Operating Expenses means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer, including, without limitation, all amounts owed by the Issuer to the Trustee, the Monthly Servicing Fee, the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the Independent Managers and Special Members of the Issuer, fees of the Rating Agencies, legal fees and expenses of the Servicer pursuant to Section 3.10 of the Servicing Agreement, legal and accounting fees, costs and expenses of the Issuer, and legal, accounting or other fees, costs and expenses of the Seller (including, without limitation, any costs and expenses incurred by the Seller pursuant to Section 4.8 of the Sale Agreement) under or in connection with the Basic Documents or the Financing Order.

         Opinion of Counsel means one or more written opinions of counsel who may be an employee of or counsel to PSE&G, the Issuer or any other Person (as the context may require), which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable.

         Outstanding with respect to BGS Transition Bonds means, as of the date of determination, all BGS Transition Bonds theretofore authenticated and delivered under the Indenture except:

                  (a) BGS Transition Bonds theretofore canceled by the BGS Transition Bond Registrar or delivered to the BGS Transition Bond Registrar for cancellation;

                  (b) BGS Transition Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such BGS Transition Bonds; and

                  (c) BGS Transition Bonds in exchange for or in lieu of other BGS Transition Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such BGS Transition Bonds are held by a protected purchaser;

         provided that in determining whether the Holders of the requisite Outstanding Amount of the BGS Transition Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, BGS Transition Bonds owned by the Issuer, any other obligor upon the BGS Transition Bonds, PSE&G or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only BGS Transition Bonds that the Trustee knows to be so owned shall be so disregarded. BGS Transition Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such

         BGS Transition Bonds and that the pledgee is not the Issuer, any other obligor upon the BGS Transition Bonds, PSE&G or any Affiliate of any of the foregoing Persons.

         Outstanding Amount means the aggregate principal amount of all Outstanding BGS Transition Bonds or, if the context requires, all Outstanding BGS Transition Bonds of a Series or Class Outstanding at the date of determination.

         Overcollateralization means, with respect to any Payment Date, an amount that, if deposited to the Overcollateralization Subaccount, would cause the balance in such subaccount to equal the Scheduled Overcollateralization Level for such Payment Date.

         Overcollateralization Amount means, with respect to any Series of BGS Transition Bonds, the amount specified as such in the Series Supplement therefor.

         Overcollateralization Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Paying Agent means the Trustee or any other Person, including any Person appointed pursuant to Section 3.2(b) of the Indenture, that meets the eligibility standards for the Trustee specified in Section
         6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the BGS Transition Bonds on behalf of the Issuer.

         Payment Date means, with respect to each Series or Class of BGS Transition Bonds, each date or dates respectively specified as Payment Dates for such Series or Class in the Series Supplement therefor.

         Person means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         Petition means the petition filed by PSE&G with the BPU, dated July 9, 2003.

         Predecessor BGS Transition Bond means, with respect to any particular BGS Transition Bond, every previous BGS Transition Bond evidencing all or a portion of the same debt as that evidenced by such particular BGS Transition Bond; and, for the purpose of this definition, any BGS Transition Bond authenticated and delivered under
         Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen BGS Transition Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen BGS Transition Bond.

         Principal means, with respect to any Payment Date and each Series or Class of BGS Transition Bonds:

                  (a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Sinking Fund Amortization Schedule;

                  (b) the amount of principal due on the Final Maturity Date of any Series or Class on such Payment Date;

                  (c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the BGS Transition Bonds; and

                  (d)      any overdue payments of principal.

         Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

         Projected BGS Transition Bond Balance means, as of any date, the sum of the amounts provided for in the Expected Sinking Fund Amortization Schedules for each outstanding Series of BGS Transition Bonds as of such date.

         PSE&G or Seller means Public Service Electric and Gas Company, a New Jersey corporation, or its successor.

         Rating Agency means, as of any date, any rating agency rating the BGS Transition Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee, the Member and the Servicer.

         Rating Agency Condition means, with respect to any action, the notification by the Trustee to each Rating Agency of such action and the notification from each of Fitch and S&P to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of BGS Transition Bonds.

         Reconciliation Date means an Annual Reconciliation Date or a Monthly Reconciliation Date, as appropriate.

         Record Date has the meaning set forth in each Supplemental Indenture.

         Registered Holder means, as of any date, the Person in whose name a BGS Transition Bond is registered in the BGS Transition Bond Register on such date.

         Released Parties has the meaning specified in Section 5.02(e) of the Servicing Agreement.

         Remittance Date means a Daily Remittance Date or a Monthly Remittance Date, as applicable.

         Required Capital Amount means with respect to any Series, the amount required to be deposited in the Capital Subaccount on the Series Issuance Date of such Series, as specified in the related Series Supplement.

         Reserve Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Responsible Officer means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Restructuring Order means the order of the BPU issued on August 24, 1999 pursuant to Section 13 of the Competition Act.

         Retiring Trustee means a Trustee that resigns or vacates the office of Trustee for any reason.

         Sale Agreement means the BGS Bondable Transition Property Sale Agreement dated September 23, 2005 between the Seller and the Issuer, as the same may be amended or supplemented from time to time.

         Scheduled Overcollateralization Level means, with respect to each Series and any Payment Date, the amount with respect to such Series set forth as such in Schedule 1 of the Indenture, as such Schedule has been adjusted in accordance with Section 3.19 of the Indenture to reflect defeasances of BGS Transition Bonds and issuances of additional Series of BGS Transition Bonds.

         Securities Account Control Agreement means the securities account control agreement by and between PSE&G Transition Funding II LLC, as debtor, the Trustee as the Secured Party and The Bank of New York, in its capacity as securities intermediary thereunder. Seller means PSE&G, in its capacity as seller of the BGS Bondable Transition Property to the Issuer pursuant to the Sale Agreement.

         Series means any series of BGS Transition Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, as specified in the Series Supplement therefor.

         Series Capital Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Series Final Maturity Date means the Final Maturity Date for a
         Series.

         Series Issuance Date means, with respect to any Series, the date on which the BGS Transition Bonds of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

         Series Overcollateralization Subaccount has the meaning specified in
         Section 8.2(i) of the Indenture.

         Series Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Series Supplement means an indenture supplemental to the Indenture that authorizes a particular Series of BGS Transition Bonds, as the same may be amended or supplemented from time to time.

         Servicer means PSE&G, as the servicer of the BGS Bondable Transition Property, and each successor to PSE&G (in the same capacity) pursuant to Section 5.03 or 6.04 of the Servicing Agreement.

         Servicer Default means an event specified in Section 6.01 of the Servicing Agreement.

         Servicing Agreement means the BGS Bondable Transition Property Servicing Agreement dated as of September 23, 2005, between the Issuer and the Servicer, as the same may be amended and supplemented from time to time.

         Servicing Procedures means those procedures set forth in Exhibit A to the Servicing Agreement.

         Special Member has the meaning set forth in the Issuer LLC Agreement.

         Standard & Poor's means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or its successor.

         Subaccount means any of the subaccounts of the Collection Account specified in Section 8.2 of the Indenture.

         Subsequent Sale means the sale of additional BGS Bondable Transition Property by the Seller to the Issuer after the Initial Transfer Date, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture.

         Subsequent Transfer Date means the date that a sale of Subsequent Transferred BGS Bondable Transition Property will be effective, as specified in a written notice provided by the Seller to the Issuer pursuant to the Sale Agreement.

         Subsequent Transferred BGS Bondable Transition Property means BGS Bondable Transition Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Subsequent Transfer Date as identified in such Bill of Sale.

         Successor Servicer means a successor Servicer appointed by the Trustee pursuant to Section 6.04 of the Servicing Agreement which succeeds to all the rights and duties of the Servicer under the Servicing Agreement.

         Supplemental Indenture means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

         Swap Counterparty means, with respect to any Interest Rate Swap Agreement, the swap counterparty under that Interest Rate Swap Agreement.

         TBC Collections means amounts received by the Servicer in respect of the BGS Transition Bond Charge.

         Termination Notice has the meaning specified in Section 6.01 of the Servicing Agreement.

         Third Party means any third party, including any electric generation supplier, providing billing or metering services, licensed by the BPU pursuant to relevant provisions of the Competition Act, the BPU Regulations and the Financing Order.

         Transfer Date means the Initial Transfer Date or any Subsequent Transfer Date, as applicable.

         Transferred BGS Bondable Transition Property means BGS Bondable Transition Property which has been sold, assigned and transferred to the Issuer pursuant to the Sale Agreement.

         Trust Indenture Act or TIA means the Trust Indenture Act of 1939, as in force on the date hereof, unless otherwise specifically provided.

         Trustee means The Bank of New York, a New York banking corporation, or its successor, as trustee under the Indenture and in the capacity specified in the first paragraph of the Indenture, or any successor Trustee under the Indenture.

         Underwriting Agreement means the Underwriting Agreement dated as of September 9, 2005, among the Seller, the Issuer and Credit Suisse First Boston LLC, on behalf of itself and as the representative of the several underwriters named therein.

         U.S. Government Obligations means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                                   EXHIBIT A
                                      to
             BGS BONDABLE TRANSITION PROPERTY SERVICING AGREEMENT

The Servicer agrees to comply with the following servicing procedures:

SECTION l. Definitions.

     (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Servicing Agreement dated as of September 23, 2005, between the Issuer and PSE&G, as Servicer (the "Servicing Agreement").

     (b) Whenever used in this Exhibit A, the following words and phrases shall have tile following meanings:

     Adjustment Request has, with respect to the Issuer, the meaning given to such term in Appendix A.

     Applicable MDMA means -with respect to each Customer, the meter data management agent or Third Party providing meter reading services for that Customer's account.

     Applicable Third Party means, with respect to each Customer, the Third Party, if any, providing billing or metering services to that Customer.

     Billed BGS Transition Bond Charges means the amounts billed to Customers pursuant to the BGS Transition Bond Charge, whether billed directly to such Customers by the Servicer or indirectly through a Third Party pursuant to Consolidated Third Party Billing.

     Bills means each of the regular monthly bills, the summary bills, the initial bills and the Closing Bills issued to Customers or Third Parties by PSE&G

     Budget Payment Plan means a levelized payment plan offered by PSE&G, which, if elected by a Customer, provides for level monthly Bill charges to such Customer. For residential Customers, this charge is calculated by calculating actual electricity charges for the previous year and dividing this amount by twelve. The number which results from this calculation is charged to the residential Customer each month. In the twelfth month, PSE&G bills the residential Customer for actual use in that month, adjusted for any excess or deficit the Customer has paid PSE&G over the prior eleven months. If the Customer owes PSE&G $4 or more over the normal budget amount, that Customer has the option repaying the full amount in the twelfth month, or spreading the amount of this deficit in equal installments over the first four months of the Customer's next budget year. The procedure is similar for small industrial and commercial Customers.

     Closing Bill means the final bill issued to a Customer at the time service is terminated.

     Consolidated Third Party Billing means the billing option available to Customers served by a Third Party pursuant to which such Third Party will be responsible for billing and collecting all charges to Customers electing such billing option, including the BGS Transition Bond Charge, and will become obligated to the Servicer for the Billed BGS Transition Bond Charges, all in accordance with applicable BPU Regulations and the Financing Order.

     Net Write-Off Percent means the number (expressed as a percent) equal to:

          (i) the amount by which Write-Offs attributable to a particular Billing Period exceed Write-Off recoveries attributable to such Billing Period, divided by

          (ii) the total billed revenue attributable to such Billing Period.

     Servicer Policies and Practices means, with respect to the Servicer's duties under this Exhibit A, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself.

     BGS Transition Bond Charge Effective Date means the date on which the initial BGS Transition Bond Charge goes into effect pursuant to the Financing Order.

     Variables includes the following variables used in calculating Adjustment
     Requests:

          (i)    the 30-day outstanding billed revenue;

          (ii)   the 60-day outstanding billed revenue;

          (iii)  the 90-day outstanding billed revenue;

          (iv)   the 120-day outstanding billed revenue;

          (v)    the 150-day outstanding billed revenue;

          (vi)   the 180-day outstanding billed revenue;

          (vii)  the estimated Net Write-Off percentage; and

          (viii) the projected billed consumption to which the BGS Transition Bond Charge applies.

     Write-Offs means write-offs of the Billed BGS Transition Bond Charge that remain unpaid by Customers or Third Parties as of 50-80 days after the issuance of the Closing Bills containing such charges.

SECTION 2. Data Acquisition.

     (a) Installation and Maintenance of Meters. Except to the extent that a ThirdParty is responsible for such services, the Servicer shall use its best efforts to cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer approximately every 30 days or as provided in the applicable tariff.

     (b) Meter Reading. At least once each calendar month, the Servicer shall obtain usage measurements from the Applicable MDMA for each Customer; provided, however, that the Servicer may determine any Customer's usage on the basis of estimates in accordance with applicable BPU Regulations.

     (c) Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including, but not limited to, the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer or any Third Party as a result of new metering and/or billing technologies.

SECTION 3.  Usage and Bill Calculation.

The Servicer shall obtain a calculation of each Customer's usage (which may be based on data obtained from such Customer's meter read or on usage estimates determined in accordance with applicable BPU Regulations) at least once each calendar month and shall determine therefrom each Customer's individual charge relating to the BGS Transition Bond Charge to be included on such Customer's Bill pursuant to the Financing Order and BPU Regulations.

SECTION 4.  Billing.

The Servicer shall implement the BGS Transition Bond Charge as of the BGS Transition Bond Charge Effective Date and shall thereafter bill each Customer or the Applicable Third Party for the respective Customer's outstanding current and past due charges relating to the BGS Transition Bond Charge, accruing until all payments of principal and interest on each Series of BGS Transition Bonds and all other costs and expenses related to such Series have been paid in accordance with the Indenture, all in accordance with the following:

     (a) Frequency of Bills; Billing Practices. In accordance with the Servicer's then-existing Servicer Policies and Practices, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, or, in the case of a Customer who has elected Consolidated Third Party Billing, to an Applicable Third Party, for such Customer's respective BGS Transition Bond Charge as a general practice once approximately every 30 days or such other time period as allowed by the BPU, at the same time, with the same frequency and on the same Bill as that containing the Servicer's own charges to such Customer or Third Party, as the case may be. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Trustee and the Rating Agencies as soon as practicable, and in no event later than 60 Business Days after such modification goes into effect; provided, however, that

          (i) the Servicer may not make any modification that will materially adversely affect the BGS Transition Bondholders, and

          (ii) the Rating Agencies shall receive prior notice of any modification that would change the frequency with which Bills are issued or would change any tariff charged.

     (b) Format.

          (i) Pursuant to the Financing Order, each Bill to a non-residential customer shall contain a single separate line item corresponding to the Original TBC and the BGS Transition Bond Charge, together with their related MTC-Tax charges owed for the corresponding Billing Period. In the case of a residential customer, each Bill shall contain a single line item that combines the Original TBC and the BGS Transition Bond Charge, together with the MTC-Tax and the BGS MTC-Tax and the electric distribution charges owed for the corresponding Billing Period. All Bills, in addition, will contain in text or in a footnote, text substantially to the effect pursuant to the Restructuring Order and the Financing Order that a portion of such combined monthly charge represents Bondable Transition Property being collected on behalf of the Issuer and of PSE&G Transition Funding LLC as owners of their respective Bondable Transition Property.

          (ii) In the case of each Customer that has elected Consolidated Third Party Billing, the Servicer shall deliver to the Applicable Third Party itemized charges for such Customer including the amount of such Customer's BGS Transition Bond Charge to be remitted by the Servicer to the Issuer.

          (iii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers and Third Parties as applicable BPU Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by the Competition Act, other applicable law or BPU Regulations, the Servicer shall, subject to clauses (i) and (ii) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

     (c) Delivery. The Servicer shall deliver all Bills to Customers

          (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges or

          (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its Customers. In the case of Customers that have elected Consolidated Third Party Billing, the Servicer shall deliver all Bills to the Applicable Third Parties by such means as are prescribed by applicable BPU Regulations, or if not prescribed by applicable BPU Regulations, by such means as are mutually agreed upon by the Servicer and the Applicable Third Party and are consistent with BPU Regulations. The Servicer or a Third Party, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

SECTION 5. Customer Service Functions.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

SECTION 6. Collections; Payment Processing; Remittance.

     (a) Collection Efforts, Policies, Procedures.

          (i) The Servicer shall use reasonable efforts to collect all Billed BGS Transition Bond Charges from Customers and Third Parties as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including, as follows:

               (A) The Servicer shall prepare and deliver overdue notices to Customers and Third Parties in accordance with applicable BPU Regulations and the Servicer Policies and Practices.

               (B) The Servicer shall apply late payment charges to outstanding Customer and Third Party balances in accordance with applicable BPU Regulations. All late payment charges and interest collected shall be payable to and retained by the Servicer as a component of its compensation under the Servicing Agreement, and the Issuer shall not have any right to share in the same.

               (C) The Servicer shall deliver verbal and written final call notices in accordance with applicable BPU Regulations and Servicer Policies and Practices.

               (D) The Servicer shall adhere and carry out disconnection policies in accordance with the Competition Act, other applicable law and BPU Regulations and Servicer Policies and Practices.

               (E) The Servicer may employ the assistance of collections agents in accordance with applicable BPU Regulations and Servicer Policies and Practices.

               (F) The Servicer shall apply Customer and Third Party deposits, Customers' letters of credit and Customer posted surety bonds to the payment of delinquent accounts in accordance with applicable BPU Regulations and Servicer Policies and Practices and according to the priorities set forth in Section 6(b)(ii),
               (iii) and (iv) of this Exhibit A.

               (G) The Servicer shall promptly take all necessary action in accordance with applicable BPU Regulation to terminate billing of BGS Transition Bond Charges by Third Parties whose payments are 22 or more days delinquent and to collect the Billed BGS Transition Bond Charges directly from the applicable Customers.

          (ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action:

               (A) would be in accordance with the Servicer's customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others;

               (B) would not materially adversely affect the rights of the BGS Transition Bondholders; and

               (C) would comply with applicable law; provided, however, that notwithstanding anything in the Servicing Agreement or this Exhibit A to the contrary, the Servicer is authorized to write off any Billed BGS Transition Bond Charges, in accordance with its Servicer Policies and Practices that remain outstanding for 50-80 days.

          (iii) The Servicer shall accept payment from Customers in respect of Billed BGS Transition Bond Charges in such forms, by such methods and at such times and places as it accepts payment of its own charges. The Servicer shall accept payment from Third Parties in respect of Billed BGS Transition Bond Charges in such forms, by such methods and at such times and places as the Servicer and each Third Party shall mutually agree in accordance with applicable BPU Regulations.

     (b) Payment Processing; Allocation; Priority of Payments.

          (i) The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two Business Days after receipt.

          (ii) Subject to clause (iii) below, the Servicer shall apply payments received to each Customer's or Third Party's account in proportion to the charges contained on the outstanding Bill to such Customer or Third Party.

          (iii) Any amounts collected by the Servicer that represent partial payments of the total Bill to a Customer or Third Party shall be allocated in accordance with the priorities set forth in Section 3.02(b) of the Servicing Agreement.

          (iv) The Servicer shall hold all over-payments for the benefit of the Issuer and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) above as such charges become due.

          (v) For Customers on a Budget Payment Plan, the Servicer shall treat TBC Collections received from such Customers as if such Customers had been billed for the BGS Transition Bond Charge in the absence of the Budget Payment Plan. Partial payment of a Budget Payment Plan payment shall be allocated according to clause (iii) above, and overpayment of a Budget Payment Plan payment shall be allocated according to clause (iv) above.

     (c) Accounts; Records.

          (i) The Servicer shall maintain accounts and records as to the Transferred BGS Bondable Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries with respect to the Transferred BGS Bondable Transition Property and the amounts from time to time remitted to the Collection Account in respect of the Transferred BGS Bondable Transition Property.

          (ii) The Servicer shall maintain accounts and records as to Third Parties performing Consolidated Third Party Billing for Customers accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries with respect to the Transferred BGS Bondable Transition Property and amounts owed by such Customers in respect of the BGS Transition Bond Charge.

     (d) Calculation of Collections; Determination of Aggregate Remittance
Amount.

          (i) On or before each Remittance Date, the Servicer shall calculate the total TBC Collections received by the Servicer from or on behalf of Customers during prior Collection Periods in respect of all previously Billed BGS Transition Bond Charges.

          (ii) In accordance with Section 4.01 of the Servicing Agreement and Annex I. the Servicer shall update the Variables and shall prepare Adjustment Requests to reflect the updated Variables when required to do so pursuant to Annex I.

     (e) Remittances.

          (i) The Servicer shall make remittances to the Issuer in accordance with Section 5.11 of the Servicing Agreement.

          (ii) In the event of any change of account or change of institution affecting the remittances, the Issuer shall provide written notice thereof to the Servicer by the earlier of:

               (A) five Business Days from the effective date of such change, or

               (B) five Business Days prior to the next applicable Remittance Date.